Exhibit 99.2

       GLYCOGENESYS, INC. ADDS SENIOR ELI LILLY ALUM TO BOARD OF DIRECTORS


BOSTON, September 24, 2002 (BUSINESS WIRE) -- GlycoGenesys, Inc. (NASDAQ:GLGS), a biotechnology company focused on carbohydrate-based drug development, today announced that Michael Hanson has joined the Company's Board of Directors. Mr. Hanson is a Founding Partner of Barnard Life Sciences, LLC, a venture capital and health care consulting firm in Indianapolis, Indiana. He retired from Eli Lilly and Company (NYSE: LLY - News) at the end of 1997 after almost 25 years with the company. During his career, Mr. Hanson held a variety of management positions in sales, marketing and market research. He was Director of New Product Planning and Licensing; Executive Director of Japan Business Planning; President and General Manager of Eli Lilly Japan KK; and Vice President of Lilly Research Laboratories. At the time of his retirement, he was President of the Internal Medicine Business Unit, which included cardiovascular and oncology products, and a member of the Operations Committee.

"Mike's addition to the GlycoGenesys Board of Directors provides an invaluable asset to our senior management team as both a resource and advisor. His substantial big pharma experience at Eli Lilly in developing, licensing and marketing successful pharmaceutical products, like Gemzar for pancreatic cancer, is particularly important at our stage of development. I look forward to Mike's contributions in both advancing GCS-100 in the field of oncology and establishing GlycoGenesys as a leading Glycobiology-based drug discovery company," stated Bradley J. Carver, CEO and President.

GlycoGenesys recently announced that Dr. Jean Nichols, past President and Chief Technology Officer of Seragen, Inc. (Nasdaq: LGND - News) and Dr. Mark Staples past Senior Director of Pharmaceutical Sciences at Praecis Pharmaceuticals (Nasdaq: PRCS - News) joined the Company as Interim Chief Scientific Officer and VP of Manufacturing and Development, respectively.




GLYCOGENESYS, INC.

GlycoGenesys develops and licenses pharmaceutical and agricultural products. The Company's human therapeutic product GCS-100, formerly referred to as GBC-590, a unique compound to treat cancer, which has completed a Phase IIa human clinical trial in both colorectal and pancreatic cancer. In February 2002, the Company initiated a Phase I dose escalation trial of GCS-100 at Sharp Clinical Oncology Research in San Diego, California. In the area of agriculture, GlycoGenesys continues to seek strategic alternatives for Elexa-4(R) Plant Defense Booster. Further information is available on GlycoGenesys' web site: www.glycogenesys.com
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Safe Harbor Statement
Any statements contained in this release that relate to future plans, events or performance are forwarding-looking statements that involve risks and uncertainties, including, but not limited to, risks of product development (such as failure to demonstrate efficacy or safety), risk related to FDA and other regulatory procedures, market acceptance risks, the impact of competitive products and pricing, the results of current and future licensing, joint ventures and other collaborative relationships, the results of financing efforts, developments regarding the intellectual property rights and litigation, and other risks identified in the Company's Securities and Exchange Commission filings. Actual results, events or performance may differ materially. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as the date hereof. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated event.
CONTACT:
GlycoGenesys, Inc.
Senior Vice President and CFO
John W. Burns, 617/422-0674
or
GlycoGenesys, Inc.
VP of Business Development
Rick Pierce, 617/422-0674
www.glycogenesys.com